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                                       EX-10
                Exhibit 10.5.4 Agmt Btwn Amer Honda & Lithia

                                   EXHIBIT 10.5.4

                                 AGREEMENT BETWEEN

                         AMERICAN HONDA MOTOR COMPANY, INC.

                                        AND

                          LITHIA MOTORS, INC. ET AL.

      This Agreement, effective as of December 17, 1996, is entered into between Lithia Motors, Inc., an Oregon corporation, with its principal place of business at 360 East Jackson, Medford, Oregon 97501 ("Lithia Motors"), Lithia HPI, Inc., an Oregon corporation, with its principal place of business at 700 North Central, Medford, Oregon 97501 ("BPI"), Lithia HS, Inc., a California corporation, intending to establish a place of business at 333 North Main Street, Salinas, California 93901 ("HS"), Lithia Holding, LLC, an Oregon limited liability company, with its principal place of business at 360 East Jackson, Medford, Oregon 97501 ("Holding"), Sidney B. DeBoer, an individual residing at 234 Vista, Ashland, Oregon 97520 ("DeBoer"), M.L. Dick Heimann, an individual residing at 426 Roundelay, Medford, Oregon 97504
("Heimann"), and R. Bradford Gray, an individual residing at 6764 Laurel Crest Drive, Medford, Oregon 97504 ("Gray") (the above-listed parties being referred to collectively as the "Lithia Parties"), and American Honda Motor Co., Inc. ("AHM"), a California corporation, with its principal place of business at 1919 Torrance Boulevard, Torrance, California 90501.

      WHEREAS, Lithia Motors currently owns and operates an authorized Honda automobile dealership in Medford, Oregon and intends to acquire an authorized Honda automobile dealership in Salinas, California; and

      WHEREAS, Lithia Motors wants to issue stock in a public offering of securities anticipated to be traded on the NASDAQ National Market; and

      WHEREAS, AHM has formulated the American Honda Motor Co., Inc. Policy on the Public Ownership of Honda and Acura Dealerships (the "Policy"), a copy of which was forwarded to and subsequently reviewed by DeBoer and Heimann in 1996; and

      WHEREAS, in order for Lithia Motors to make the aforementioned public offering and, at the same time, adhere to the Policy, Lithia Motors desires to transfer at least 53.585% of its common stock to Holding, offer no more than 46.415% of its common stock to the public, transfer its Medford, Oregon Honda dealership to HPI (which will at all times remain a wholly-owned subsidiary of Lithia Motors), acquire and transfer the Salinas, California Honda dealership to HS (which will at all times remain a wholly-owned subsidiary of Lithia Motors), all of the foregoing subject to the restrictions set forth in this Agreement and the Schedules hereto; and

      WHEREAS, AHM is willing to permit Lithia Motors (as an entity of which a minority portion is publicly owned and of which the majority portion is owned by persons approved by to own Honda and Acura dealerships, provided that Lithia adheres to the Policy and the terms and conditions set forth in this Agreement; and

      WHEREAS, the Lithia Parties are willing to adhere to the Policy and the terms set forth herein;



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      NOW  THEREFORE,  in  consideration  of the  mutual  covenants  set forth herein and other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties agree as follows:

      1.    STRUCTURE OF RELATIONSHIP

            1.1 Dealerships Are Separate Legal Entities. Lithia Motors shall establish and maintain a separate legal entity to own each Honda and Acura dealership which it owns or controls, directly or through an Affiliate, shall obtain a separate motor vehicle license for each dealership, and shall maintain separate financial statements for each such dealership. Consistent with AHM policy, the name "Honda" or "Acura," as applicable, shall appear in the d/b/a of each dealership. The Honda dealership(s) currently owned by Lithia Motors or approved by AHM for acquisition by Lithia Motors are listed in Schedule A, appended hereto. As used herein, "Affiliate" of, or a person or entity "affiliated" with, a specified person or entity, means a person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the person or entity specified. For the purpose of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, or the power to direct or cause the direction of or influence the management and policies of a person or entity, whether through the ownership of securities, by contract or otherwise.

            1.2   Agreement   to   Automobile   Dealer   Sales  and  Service
Agreement. Lithia Motors and, to the extent applicable, the other Lithia Parties hereby agree to be bound by the terms of Honda Automobile Dealer Sales and Service Agreement(s) and Acura Automobile Dealer Sales and Service Agreement(s) including any addenda thereto (the "Dealer Agreements"), copies of which are appended hereto as Schedule B. The Lithia Parties further agree that each individual Honda and Acura dealership that Lithia Motors owns, in whole or in part, shall execute and be bound by the applicable Dealer Agreement.

            1.3 Adherence to the Policy. Each of the Lithia Parties hereby agree to be bound by the terms of the Policy, a copy of which is appended hereto as Schedule C.

            1.4 Transfer of Ownership of Honda Dealerships upon Occurrence of the Initial Public Offering. Each of the Lithia Parties understands and agrees that the public offering (the "Offering") of certain shares of the capital stock of Lithia Motors (all such stock being referred to herein as the "Lithia Stock") will constitute a change of ownership of the Honda dealerships that, pursuant to the Dealer Agreement, requires AHM's prior written approval. Provided that the representations and warranties in this Section are accurate and that each of the Lithia Parties adhere to the terms and conditions of this Agreement, the Policy, and the applicable Dealer Agreements, AHM hereby agrees to the transfer of Lithia Stock pursuant to the Offering as described herein. Each of the Lithia Parties hereby represent and wan-ant that AHM has been provided with all documentation pertaining to the public offering of Lithia: Stock, including but not limited to all filings with the SEC and other federal and state regulatory agencies
(including,  but not  limited to,  quarterly  and annual  financial  statement filings, prospectuses and other materials related to Lithia Motors), all agreements between or among any of the Lithia Parties and financial institutions and underwriters, all agreements between or among any of the Lithia Parties, and all agreements between or among any of the Lithia Parties, on the one hand, and other shareholders of Lithia Motors, on the other hand. One copy of this documentation has been filed with AHM and labeled Schedule X. Notwithstanding any statements in any of the documentation provided by the Lithia Parties to AHM to the contrary (including but not limited to any statements in prospectuses), the Lithia Parties hereby further represent, warrant and covenant as follows:



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                  1.4.1 At  least   53.585%  of  the  Lithia  Stock  shall  be
transferred to Holding, shall be denominated Class B Common Stock, and shall be restricted as more fully described in Section 1.5 below.

                  1.4.2 The Lithia Stock offered in the Offering is referred to as Class A Common Stock. The percentage of Class A Common Stock and any other Lithia Stock not subject to the restrictions set forth in Section 1.5 below, whether pursuant to a future offering, conversion of Class B Common Stock or creation of new classes of voting stock, may not exceed 46.415% of the Lithia Stock.

                  1.4.3 At no time will owners of Lithia Class B Common Stock have less than 92% of the total aggregate voting power of Lithia Motors.

                  1.4.4 At no time will the owners of Lithia Stock that is not subject to the restrictions set forth in Section 1.5 below (including but not limited to Class A Common Stock) have more than 8% of the total aggregate voting power of Lithia Motors.

                  1.4.5 Schedule D,  appended  hereto,  is an accurate list of
(1) all individuals and entities that own Lithia Stock as of the date hereof, the number of shares held by each, and the percentage ownership of Lithia Motors held by each and (2) all individuals and entities that will own any interest in Holding after completion of the transfer described in this Agreement and the percentage of ownership interest in Holding that will be held by each.

            1.5 Restrictions on Transfer of Class B Common Stock by Stockholders. Each of the Lithia Parties hereby agree that the holders of Lithia Class B Common Stock (the "Class B Stockholders") shall not, at any time, without the prior written approval of AHM sell, offer or in any manner encumber any Class B Common Stock or enter into any agreement providing for the voting of Class B Common Stock as directed by any person or entity, or in a I specified manner or pursuant to a specified procedure or grant any voting proxy or otherwise enter into any arrangement the purpose or effect of which is to vest in any other person or entity the voting rights of any Class B Common Stock. AHM will not approve any transfers of Class B Common Stock that it reasonably deems detrimental to AHM's interests as provided in
Section 1.8 below, and any approved offer may only be made on the condition that the transferee agrees in writing to be bound by the terms of this Agreement to the same extent as if it had executed this Agreement as a Class B Stockholder. Each certificate representing Class B Common Stock held by a Stockholder or any securities issued in respect of such Class B Common Stock shall be stamped or otherwise imprinted with a legend substantially in the following form:

            The shares represented by this certificate are subject to restrictions on transfer set forth in an Agreement between American Honda Motor Company, Inc. and the Corporation effective as of December 17, 1996, as amended, a copy of which will be furnished by the Corporation without charge upon written request.

      Without limiting the generality of the foregoing restrictions, the Lithia Parties specifically agree that transfers of shares of Class B Common Stock are subject to AHM's prior written approval even if transfer is permitted pursuant to Lithia Motors Articles of Incorporation or by an act of the board of directors or the shareholders or by any other means. In the event that any Class B Common Stock is transferred without the prior written approval of AHM, including, but not limited to, transfer by operation of law (e.g., upon the death of a Class B Stockholder to an heir), Lithia Motors shall inform AHM of such transfer and either (a) request approval of such


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offer,  (b)  reacquire  the shares or (c)  arrange for the  retransfer  of the shares to a previously approved Class B Stockholder. In the event that Lithia Motors selects (a) above and AHM refuses to approve the transfer, then Lithia Motors must make its best efforts to effectuate (b) or (c). If AHM refuses to approve the transfer and Lithia Motors cannot effectuate (b) or
(c), then AHM may invoke the purchase procedures set forth in Section 9.3, as though Lithia Motors had breached this Agreement.

            1.6 Restrictions on Transfer of the Ownership Interests in Holding. Each of the Lithia Parties hereby agree that the holders of any ownership interest in Holding (a "Holding Interest") shall not, at any time, without the prior written approval of AHM sell, transfer or in any manner encumber any Holding Interest or enter into any agreement providing for the voting or control of any Holding Interest as directed by any person or entity, or in a specified mariner or pursuant to a specified procedure or grant any voting proxy or otherwise enter into any arrangement the purpose or effect of which is to vest in any other person or entity the voting rights of any Holding Interest. AHM will not approve any transfers of any Holding Interest that it reasonably deems detrimental to AHM's interests as provided in Section 1.8 below, and any approved transfer may only be made on the condition that the transferee agrees in writing to be bound by the terms of this Agreement to the same extent as if it had executed this Agreement as an owner of the Holding Interest on the effective date hereof. Each certificate representing any Holding Interest, if any, or any securities issued in respect of such Holding Interest shall be stamped or otherwise imprinted with a legend substantially in the following form:

            The shares represented by this certificate are subject to restrictions on transfer set forth in an Agreement between American Honda Motor Company, Inc. and the Corporation effective as of December 17, 1996, as amended, a copy of which will be furnished by the Corporation without charge upon written request.

      Without limiting the generality of the foregoing restrictions, the Lithia Parties specifically agree that transfers of Holding Interests are subject to AHM's prior written approval even if transfer is permitted pursuant to Holding's Articles of Organization or by an act of owners of Holding or by any other means. In the event that any Holding Interest is transferred without the prior written approval of AHM, including, but not limited to, transfer by operation of law (e.g., upon the death of an owner of a Holding Interest to an heir), Holding shall inform AHM of such transfer and either (a) request approval of such transfer, (b) reacquire the Holding Interest or (c) arrange for the retransfer of the Holding Interest to a previously approved owner of a Holding Interest. In the event that Holding selects (a) above and AHM refuses to approve the transfer, then Holding must make its best efforts to effectuate (b) or (c). If AHM refuses to approve the transfer and Holding cannot effectuate (b) or (c), then AHM may invoke the purchase procedures set forth in Section 9.3, as though Lithia Motors had breached this Agreement.

            1.7 Identification of Owners of Lithia Motors. Schedule E, appended hereto, includes accurate documentation and information pertaining to each individual or entity that owns or controls 5% or more of the Lithia Stock, whether such stock is freely tradeable or restricted. In the event of any change of ownership that results in an individual or entity not listed on Schedule E obtaining ownership or control of 5% or more of Lithia Stock, Lithia Motors shall provide AHM with the documentation and information required by Schedule E with respect to such person or entity to the extent it is publicly available. Lithia Motors will provide AHM with copies of all filings made with the SEC and comparable filings made with state agencies by persons or entities that own more than 5% of Lithia Motors and/or any of its Affiliates. Without limiting the foregoing, Lithia Motors will use its best efforts to provide such information regarding such stockholders as AHM may from time to time request.



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            1.8   Right of AHM to  Disapprove  Acquisitions  of Lithia  Stock.
Without limiting the restrictions set forth in Sections 1.5 and 1.6 above, AHM shall have the irrevocable right to disapprove of the acquisition of more than 5% of Lithia Stock by any individual or entity if such acquisition is reasonably deemed detrimental to AHM's interests. Without limiting the foregoing, the parties agree that such acquisition or attempted acquisition may reasonably be deemed to be detrimental to AHM's interests if the acquiring individual or entity (a) competes with American Honda or its parent, subsidiaries or Affiliates in manufacturing, marketing, or selling automotive products or services or is owned or controlled by or has a substantial economic interest in an entity that competes with AHM or its parent, subsidiaries or Affiliates in manufacturing, marketing, or selling automotive products or services (not including an interest in a dealership selling products manufactured by a competing automobile manufacturer); (b) has c affiliations or a criminal record; (c) has inadequate experience in the automotive sales and service business; (d) has less than an excellent credit
rating  or  credit  history;  (e)  has  demonstrated   unacceptable   customer
satisfaction index performance; or (f) has had a prior relationship with AHM which AHM deems to have been unsatisfactory. Unless AHM objects in writing to such acquisition within 180 days of receiving completed documentation and information from Lithia Motors pertaining thereto, AHM shall be deemed to have approved such acquisition. In the event AHM disapproves of such acquisition, Lithia Motors and its then current shareholders shall make their best efforts to prevent such acquisition or, if it has already taken place, to reacquire the shares so transferred. In the event that Lithia Motors is unable to prevent such acquisition or reacquire the shares, AHM may invoke the purchase provisions of Section 9.3 hereof.

            1.9 Designation of Lithia Motors' Executive Manager. Lithia Motors shall designate DeBoer as its Executive Manager. The Executive Manager shall have operational control of Lithia Motors and shall have final authority to decide any dealership matters not within the authority of the Dealer Manager. Lithia Motors agrees not to change its Executive Manager without the prior written approval of AHM, which approval shall not be unreasonably withheld.

            1.10 No Further Public Offerings of Stock Without AHM's Prior Written Approval. Lithia Motors shall not make any further public offerings of Lithia Stock without AHM's prior written approval. Lithia shall submit any proposals to make other public offerings of Lithia Stock to AHM in the manner set forth in the Policy and AHM shall evaluate such proposal in accordance therewith. The Lithia Parties understand and agree that AHM will not approve of any public offering of Lithia Stock that increases the number of shares of freely tradeable, unrestricted shares to fifty percent or more of the total shares of Lithia Stock then outstanding.

            1.11 No Public Ownership of Individual Dealerships. No Honda and/or Acura dealership(s) that Lithia Motors owns or acquires shall be held or owned by an entity required to file reports under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934.

            1.12 Change of Control of Lithia Motors. The Lithia Parties acknowledge and agree that AHM has the right to ensure that its dealerships remain under the control of persons and/or entities with a full-time commitment to the sales and service of Honda Products or Acura Products (as the case may be). The Lithia Parties recognize the legitimacy of AHM's concern (as more fully set forth in the Policy) that public ownership of dealerships, if unrestricted, could lead to the loss of AHM's control over the selection of the individuals who sell and service AHM's products. Therefore, in the event that a controlling interest in Lithia Motors, Holding, HS, BPI, or any of their Affiliates that own Honda or Acura dealers is acquired or threatened to be acquired by an individual or entity not specifically approved by AHM, the Lithia Parties agree that AHM may exercise the right of purchase set forth in Section 9.3. As used herein, "controlling interest" means (a) ownership or practical control of shares of Lithia Motors or its Affiliates sufficient to appoint or control either the management or the board of directors thereof or (b) the practical ability to make the day-to-day and/or policy decisions of a Honda or Acura dealership.



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      2.    FUTURE  ACQUISITIONS  BY THE  LITHIA  PARTIES  OF HONDA  AND ACURA
DEALERSHIPS.

            2.1 Right of Approval by AHM. The Lithia Parties agree that neither any of them or any of their Affiliates (as defined above) shall acquire any interest in any Honda or Acura dealership not listed on Schedule A without AHM's prior written approval. Approval shall be at AHM's sole discretion and will be evaluated in light of the then-current Policy and AHM's then current business interests. Without limiting the foregoing, in no event will AHM approve any such acquisition unless all Honda and Acura dealerships owned or controlled by any of the Lithia Parties and/or their Affiliates are (a) in full compliance with all of the terms of the respective Dealer Agreement(s) and this Agreement; and (b), meet all of the applicable Honda or Acura policies and performance expectations.

            2.2 Ownership of Contiguous Dealerships. Lithia Motors and/or its Affiliates shall not own contiguous Honda dealerships or contiguous Acura dealerships.

            2.3 Ownership of Multiple Dealerships. The Lithia Parties cumulatively or individually shall not own or control, directly or through an Affiliate, Honda or Acura dealerships in excess of the numbers set forth below:

                  2.3.1 Honda. The Lithia Parties shall not hold an ownership interest, directly or through an Affiliate, in a multiple number of Honda dealerships as provided below: (a) in a "Metro" market (a "Metro" market is a metropolitan market area represented by two or more Honda dealer points) with two (2) to ten (10) Honda dealership points (inclusive), no Dealer Owner may own, operate or a have a dealer interest in more than one
(1) Honda dealership; (b) in a Metro market with eleven (11) to twenty (20) Honda dealership points (inclusive), no Dealer Owner may own, operate or have an interest in more than two (2) Honda dealerships; (c) in a Metro market with twenty-one (21) or more Honda dealership points (inclusive), no Dealer Owner may own, operate or have an interest in more than three (3) Honda dealerships; (d) 4% of the Honda dealerships in any one of the ten Honda Zones; and (e) seven (7) Honda dealerships nationally.

                  2.3.2 Acura. The Lithia Parties shall not hold an ownership interest, directly or through an Affiliate, in more than: (a) one
(1) Acura dealership in a Metro market (as used herein, "Metro market" is a Metropolitan market area represented by two or more Acura dealer points); (b) two (2) Acura dealerships in any one of the six Acura Zones; and (c) three
(3) Acura dealerships nationally.

            2.4 Proposed Acquisition in Excess of Limits. If the purchase of any Honda or Acura dealership would result in exceeding the limits set forth in this Section 2, AHM will reject the application for approval of the ownership transfer until such time as the applicable Lithia Party shall divest itself of the appropriate number of dealerships to bring it into compliance with the requirements of this Agreement at which time AHM will reconsider the proposal in light of the Policy. In case of such divestiture, AHM may invoke the right of first refusal/purchase option provisions of
Section 8.2 hereof.

      3.    SEPARATE, FREESTANDING, EXCLUSIVE DEALERSHIPS

            3.1 Maintenance of Exclusive Dealership Premises. Each Honda or Acura dealership owned by Lithia Motors or its Affiliates shall be maintained as separate, freestanding Dealership Operations that completely and timely comply with facility design and image enhancements to AHM's brand image, functionality and capacity standards and guidelines, which standards and guidelines AHM may reasonably modify from time to time, and shall exclusively offer a full range of Honda Products and services or Acura Products and services and shall not offer competing products or services from its Dealership Premises. Lithia BPI, Inc.'s currently nonexclusive Honda


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Dealership  Operations in Medford,  Oregon,  will by no later am December 3 1,
1997, be conducting all business in a separate, freestanding, exclusive new facility built and maintained in full compliance and conformity with Honda's designs and specifications, including Honda's minimum land and building
requirements,   as  detailed  within  the  Honda  Image  Program.   Such  new,
exclusive Honda dealership facility will be located on a site acceptable to AHM. By no later than December 31, 1997, the aforementioned Honda Dealership Operations in Medford will also be under, and will continuously remain under, a separate corporation formed exclusively for said dealership.

            3.2 Full Line of Products and Services. Lithia Motors shall make available to the customers at each of its Honda dealerships all Honda Products and services, including, but not limited to, vehicles, Genuine Parts and Accessories, American Honda Finance Corporation retail financing services (whether for purchases or leases), Honda Vehicle Service Contracts, and Honda Certified Used Car Program. Lithia Motors shall make available to the customers at any Acura dealership which it acquires all Acura Products and services, including vehicles, Genuine Parts and Accessories, American Honda Finance Corporation retail financing services (whether for purchases or leases), Acura Vehicle Service Contracts, and Acura Preferred Pre-Owned Program.

            3.3 Treatment as Independent Dealers. For allocation and other purposes, transfer of Honda or Acura Automobiles from one dealership to another dealership owned by the same entity will be treated the same as a transfer between separately-owned dealers.

            3.4 Independent Reporting Requirements. Each Honda and Acura dealership that Lithia Motors owns or acquires shall have the same reporting requirements as all other Honda and Acura dealerships, including fully audited dealership-specific financial information. Each individual dealership must meet the capitalization requirements and other requirements set forth in its individual Dealer Agreement including any addenda thereto. The corporate by-laws of the individual corporation that actually owns the Honda or Acura dealership must restrict it from engaging in any activity other than the ownership and maintenance of a Honda or Acura dealership, as the case may be.

      4.    DEALER MANAGERS

            4.1 Approval by AHM. Each Honda and Acura dealership owned or controlled by Lithia Motors shall have a qualified Dealer Manager, approved by AHM (subject to the exception noted in Section 4.2 below). Each Dealer Manager shall work at the Honda or Acura Dealership Premises, shall devote all efforts to the management of the dealership and shall have no other significant business interests or management responsibilities.

            4.2 Trial Period. Whenever Lithia Motors nominates a new Dealer Manager candidate for a Honda or Acura dealership, AHM shall have the right to withhold a decision concerning approval or rejection of the candidate for a trial period of up to one year, at its sole discretion; provided, however, that the candidate may operate in the capacity of Dealer Manager until AHM has approved or rejected the candidate.

            4.3 Authority of Dealer Manager. Lithia Motors shall advise AHM in writing of the limitations, by category and, where applicable, by specific action, on the authority of the Dealer Manager regarding the operation of the dealership. Without limiting the foregoing, the Dealer Manager must have the authority to run the day-to-day operations of the dealership and the capacity to enter into substantial transactions (e.g., the placement of orders for Honda or Acura Automobiles and Genuine Parts and Accessories) on behalf of the dealership.

      5.    REPRESENTATION ON HONDA AND ACURA DEALER ORGANIZATIONS

            No more than one representative each from the Honda, and separately, Acura dealerships owned, directly or through an Affiliate, by any of the Lithia Parties, may serve on the Honda National Dealer Advisory Board, the Acura National Dealer Council or any future Honda or Acura national board(s) which may be established, and no more than one representative each may serve on either a Honda or Acura Zone Advisory Board/Council, or Honda Advertising Triad or Acura advertising council (should one be established in the future). Such representative must be involved on a full-time basis in the day-to-day operation of the dealership which it is appointed to represent and must otherwise comply with the bylaws of the applicable organization.

      6.    DEALERSHIP TRAINING PERSONNEL

            No Lithia Party shall substitute training courses of its own for those provided or sponsored by AHM without the prior written approval of AHM, which approval shall be in AHM's sole discretion. In no event will AHM approve training courses unless the trainers are certified pursuant to Honda's or Acura's certification programs, as applicable.

7.    PROSPECTUS DISCLAIMER AND INDEMNIFICATION AND HOLD HARMLESS AGREEMENT

            Lithia Motors shall place in its registration statement and its prospectus, as well as in any other document offering Lithia Stock to public or private investors, the following disclaimer:

            No Manufacturer (as defined in this Prospectus) has been involved, directly or indirectly, in the preparation of this Prospectus or in the offering being made hereby. No Manufacturer has made any statements or representations in connection with the offering or has provided any information or materials that were used in connection with the Offering, and no Manufacturer has any responsibility for the accuracy or completeness of this Prospectus.

      The Lithia Parties shall, jointly and severally, indemnity and hold harmless AHM pursuant to the terms of the Indemnification Agreement set forth in Schedule F to this Agreement.

      8.    TRANSFER OF DEALERSHIPS BY LITHIA MOTORS

            8.1 Sale of Ownership Interest in Dealership. This is a personal services Agreement based upon personal skills, service, qualifications and commitment of Lithia Motors, its Executive Manager, and its Dealer Managers. For this reason, and because AHM has entered into this Agreement in reliance upon Lithia Motors's, its Executive Manager's, and its Dealer Managers' qualifications, without limiting any of the other restrictions on transfer of ownership set forth in this Agreement, Lithia Motors agrees to obtain AHM's prior written approval of any proposed transfer of control or of any ownership interest in a Honda or Acura dealership owned by Lithia Motors.

            Without limiting the foregoing, in the event of such proposed transfer, AHM shall not be obligated to renew the applicable Dealer Agreement or to execute a new Dealer Agreement with Lithia Motors or the proposed transferee unless (a) Lithia Motors first makes arrangements acceptable to AHM to satisfy any outstanding indebtedness to AHM; (b) the proposed transfer conforms to this Agreement and the Policy; and (c) the transferee agrees to the terms and conditions of this Agreement and the Policy.

            8.2   Right of First Refusal or Option to Purchase

                  8.2.1 Rights. If a proposal to sell a dealership's assets or transfer its ownership is submitted by Lithia Motors to AHM, AHM has a right of first refusal or option to purchase the dealership assets or stock, including any leasehold interest or realty. AHM's exercise of its right or option under this Section supersedes Lithia Motors's right to transfer its interest in, or ownership of, the dealership. AHM's right or option may be assigned by it to any third party and AHM hereby guarantees the full payment to Lithia Motors of the purchase price by such assignee. AHM may disclose the terms of any pending ownership transfer agreement and any other relevant dealership performance information to any potential assignee. AHM's rights under this Section will be binding on and enforceable against any assignee or successor in interest of Lithia Motors or purchaser of Lithia Motors's assets.

                  8.2.2 Exercise of AHM's. AHM shall have 180 days from AHM's receipt of all completed documentation and information customarily required by it to evaluate a proposed transfer of ownership in which to exercise its option to purchase or right of first refusal. AHM's exercise of its right of first refusal under this Section neither shall be dependent upon nor require its prior refusal to approve the proposed transfer.

                  8.2.3 Right of First Refusal. If Lithia Motors has entered into a bona fide written ownership transfer agreement for its dealership business or assets, AHM's right under this Section is a right of first refusal, enabling AHM to assume the buyer's rights and obligations under such ownership transfer agreement, and to cancel this Agreement and all rights granted Lithia Motors. Upon AHM's request, Lithia Motors agrees to provide other documents relating to the proposed transfer and any other information which AHM deems appropriate, including, but not limited to, those reflecting other agreements or understandings between the parties to the ownership transfer agreement. Refusal to provide such documentation or to state that no such documents exist shall create the presumption that the ownership transfer agreement is not a bona fide agreement.

                  8.2.4 Option to Purchase. If Lithia Motors submits a proposal which AHM determines is not bona fide or in good faith, AHM has the option to purchase the principal assets of Lithia Motors utilizing the dealership business, including real estate and leasehold interest, and to cancel this Agreement and the rights granted Lithia Motors. The purchase price of the dealership assets will be determined by good faith negotiations between the parties. If an agreement cannot be reached, the purchase price will be exclusively determined as set forth in Section 9.3 of this Agreement.

                  8.2.5 Lithia Motors's Obligations. Upon AHM's exercise of its right or option and tender of performance under the ownership transfer agreement or upon whatever terms may be expressed in the ownership transfer agreement, Lithia Motors shall forthwith transfer the affected real property by warranty deed conveying marketable title free and clear of all liens, claims, mortgages, encumbrances, tenancies and occupancies. The warranty deed shall be in proper form for recording, and Lithia Motors shall deliver complete possession of the property and deed at the time of closing. Lithia Motors shall also furnish to AHM all copies of any easements, licenses or other documents affecting the property or dealership operations and shall assign any permits or licenses that are necessary or desirable for the use of or appurtenant to the property or the conduct of such Dealer Operations. Lithia Motors also agrees to execute and deliver to AHM instruments satisfactory to AHM conveying title to all personal property, including leasehold interests, involved in the transfer or sale to AHM. If any personal property is subject to any lien or charge of any kind, Lithia Motors agrees to procure the discharge and satisfaction thereof prior to the closing of sale of such property to AHM.

            8.3. Transfer Provisions Fair and Reasonable. In entering into this Agreement, each of the Lithia Parties understands that AHM would not consent to the transfer of Honda or Acura dealerships to an entity that is owned in part by a publicly-held corporation without the restrictions on subsequent transfer set forth in this Agreement. The Lithia Parties have entered into this Agreement to induce AHM to consent to such transfer to an entity that is owned in part by a publicly-held corporation and hereby acknowledge and agree that the restrictions on subsequent transfer set forth herein are "fair" and "reasonable" as those terms are used under state and federal laws governing the relationship between automobile manufacturers and automobile dealers.

      9.    REMEDIES OF AHM.

            9.1 Cumulative Remedies. All of AHM's remedies set forth herein are cumulative. No explicit listing of any remedy shall foreclose AHM from seeking any remedy at law or in equity, including injunctive relief, that would otherwise be available to it.

            9.2 Injunctive Relief. Lithia Motors agrees that any breach by any of the Lithia Parties or their Affiliates of the covenants set forth in this Agreement that pertain to the ownership, control, transfer, and/or operation of Honda or Acura dealerships would result in irreparable harm to AHM and therefore agrees that AHM shall be entitled to emergency, pre and permanent injunctive relief to prevent such breaches.

            9.3 Right to Purchase. The Lithia Parties understand and acknowledge that AHM has the right to maintain a personal relationship with its dealers and a healthy and competitive dealer network and that the Policy and this Agreement are designed to ensure the protection of that right. and the integrity of the dealer network while at the same time enabling Lithia Motors to raise capital through the public offering of stock. Therefore, in the event that any of the Lithia Parties materially breach the Policy or this Agreement or any Dealer Agreement, in addition to any other remedies that AHM might have, upon notice from AHM, the Lithia Parties agree that they will sell to AHM all assets of the Honda and Acura dealerships that they own or control at their then current fair market value and on the terms set forth in
Section 8.2.5 and that the applicable Dealer Agreements will terminate upon such sale. Any dispute as to the fair market value of such dealerships will be resolved by arbitration as described in Section 10 hereof. In such arbitration, the Arbitrator shall be empowered only to determine (1) whether a material breach took place; and, (2) if so, the fair market value of the dealerships at issue. The arbitrator in such proceeding shall not have the power to award any other damages or other relief. If the arbitrator finds a material breach, Lithia Motors shall transfer the dealerships to AHM or its designee at the fair market value de ed by the arbitrator without the necessity of further legal action by AHM. The arbitrator's decision shall be unappealable and unreviewable. If, in violation of the terms hereof, any of the Lithia Parties require AHM to obtain a court judgment to enforce the arbitrator's decision, the arbitrator's decision shall be enforceable in any court of competent jurisdiction and Lithia Motors agrees to pay the costs and attorneys' fees expended in connection therewith. The foregoing arbitration shall not, without the consent of both parties, be consolidated with any other arbitration initiated by a party pursuant to Section 10 hereof.

            9.4 Indemnification for Claims by Disappointed Buyer. The Lithia Parties, jointly and severally, hereby agree to indemnity and hold harmless AHM and its affiliates from and against any and all losses, liabilities, judgments, amounts paid in settlement, claims, damages and expenses whatsoever (collectively a "Claim"), including, but not limited to, any and all expenses whatsoever (including reasonable attorneys' fees) incurred in investigating, preparing or defending against any litigation, commenced or threatened, to which AHM may become subject as a result of AHM's exercise of the rights set forth in Sections 8.2 and 9.3 of this Agreement. Without limiting the generality of the immediately preceding sentence, this indemnification covers any Claim brought against AHM by an individual or entity that alleges that the individual or entity would have purchased an interest in a Honda or Acura dealership but for AHM's interference with such proposed purchase.

      10.   DISPUTE RESOLUTION

            Except as modified in Section 9.3 above, any controversy or claim arising out of or relating to the Agreement, or the breach thereof, or any failure to agree where agreement of the parties is necessary pursuant hereto, including the determination of the scope of this agreement to arbitrate, shall be resolved by the following procedures:

            10.1 Attempt to Resolve Dispute. The parties shall use all reasonable efforts to amicably resolve the dispute through direct discussions. The senior management of each party commits itself to respond promptly to any such dispute. Any party may send written notice to the other parties identifying the matter in dispute and invoking the procedures of this article. Within ten (10) days after such written notice is received, unless a delay is agreed to by both parties to the dispute or the parties agree to confer by telephone, one or more senior management of each party shall meet in Los Angeles, California to attempt to amicably resolve the dispute by written agreement. If said dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation in Los Angeles and administered by the American Arbitration Association ("AAA"), pursuant to the Commercial Mediation Rules of the AAA at the time of submission prior to resorting to binding arbitration.

            10.2  Application  to  Binding  Arbitration.  If after  forty-five
(45) days from the first written notice of dispute, the parties fail to resolve the dispute by written agreement or mediation, either party may submit the dispute to final and binding arbitration administered by the AAA, pursuant to the Commercial Arbitration Rules of the AAA at the time of submission. The arbitration shall be held in Los Angeles before a single neutral, independent, and impartial arbitrator (the "Arbitrator").

            10.3  Binding  Arbitration  Procedure.  Unless  the  parties  have agreed upon the selection of the Arbitrator before then, the AAA shall appoint the Arbitrator as soon as practicable, but in any event within thirty
(30) days after the submission to AAA for binding arbitration. The arbitration hearings shall commence within forty-five (45) days after the selection of the Arbitrator. Unless the Arbitrator otherwise directs, each party shall be limited to three pre-hearing depositions lasting no longer than 6 hours each. The parties shall exchange documents to be used at the hearing no later than ten (10) days prior to the hearing date. Unless the Arbitrator otherwise directs, each party shall have no longer than three days to present its position, the entire proceedings before the Arbitrator shall be on no more than eight hearing days within a three week period. The Arbitrator's award shall be made no more than thirty (30) days following the close of the proceeding. The Arbitrator's award may not include consequential, exemplary, or punitive damages. The Arbitrator's award shall be a final and binding determination of the dispute and shall be fully enforceable in any court of competent jurisdiction. The prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses, including arbitration administration fees, incurred in connection with such proceeding. Except in a proceeding to enforce the results of the arbitration, neither party nor the Arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

            10.4 Exceptions. Notwithstanding the foregoing, either party may, without recourse to arbitration, assert against the other party a third-party claim, cross-claim or like claim in any action brought by a Third Party to which this Agreement or the obligations of the parties hereunder may pertain. Nothing herein shall prevent a party from seeking injunctive relief, where appropriate, from a court of competent jurisdiction pending the outcome of any arbitration concerning the subject of such arbitration or when authorized by an arbitrator's award or when emergency relief is required.

      11.   ENTIRE AGREEMENT OF THE PARTIES

            There are no prior agreements or understandings, either oral or written, between the parties affecting this Agreement, except as otherwise specified or referred to in this Agreement (including the Schedules hereto). No change or addition to, or deletion of any portion of this Agreement shall be valid or binding upon the parties hereto unless approved in writing signed by an officer of each of the parties hereto. The parties acknowledge that each of them have been represented by counsel and are substantial entities with considerable resources. This Agreement has been fully negotiated. No provision of this Agreement shall be construed against a party on the ground that the party or its attorneys drafted it.

      12.   SEVERABILITY

            If any provision of this Agreement should be held invalid or unenforceable for any reason whatsoever, or conflicts with any applicable law, this Agreement will be considered divisible as to such provision(s), and such provision(s) will be deemed amended to comply with such law, or if it (they) cannot be so amended without materially affecting the tenor of the Agreement, then it
(they) will be deemed deleted from this Agreement in such jurisdiction, and in either case, the remainder of the Agreement will be valid and binding. Notwithstanding the foregoing, if, as a result of any provision of this Agreement being held invalid or unenforceable, AHM's ability to control the selection of the Dealer Owner, Executive Manager, or the Dealer Manager or to otherwise maintain its ability to exercise reasonable discretion over the selection of the actual individual who is managing a Honda or Acura dealership is materially restricted beyond the terms of this Agreement or the Dealer Agreement, AHM shall be permitted to invoke the purchase provisions of
Section 9.3 hereof.

      13.   NO IMPLIED WAIVERS

            The failure of either party at any time to require performance by the other party of any provision herein shall in no way affect the right of such party to require such performance at any time thereafter, nor shall any waiver by any party of a breach of any provision herein constitute a waiver of any succeeding breach of the same or any other provision, nor constitute a waiver of the provision itself.

      14.   AHM POLICIES

      AHM has adopted  certain  policies which are attached hereto as Schedule
      G.  Lithia

      Motors hereby agrees to abide by these policies as attached hereto and as reasonably amended by AHM from time to time, and other policies promulgated in the future by AHM. In addition, AHM has expressed a commitment to diversity in management and among employees. Lithia Motors hereby agrees to adhere to that commitment by seeking to achieve diversity among the management personnel and employees it appoints in connection with the Honda and Acura dealerships it owns or controls. Without limiting the generality of the foregoing, Lithia Motors hereby agrees that its dealerships will meet or exceed (with respect to both the applicable zone and the United States as a whole) average Honda and/or Acura dealership performance (as such performance is measured by AHM, now or in the future) with respect to customer satisfaction, sales, and market share.

      15.   APPLICABLE LAW

            This Agreement shall be governed by and construed according to the laws of the State of California.

      16.   BENEFIT

            This Agreement is entered into by and between AHM and the Lithia Parties for their sole and mutual benefit. Neither this Agreement nor any specific provision contained in it is intended or shall be construed to be for the benefit of any third party.

      17.   NOTICE TO THE PARTIES

            Any notices permitted or required under the terms of this Agreement shall be directed to the following respective addresses of the parties, or if either of the parties shall have specified another address by notice in writing to the other party, then to the address last specified:

      If to AHM:

            AMERICAN HONDA MOTOR CO., INC.
            Honda Division
            1919 Torrance Boulevard
            Torrance, California 90501
            Attention: Dealer Placement Department

            AMERICAN HONDA MOTOR CO., INC.
            Acura Division
            1919 Torrance Boulevard
            Torrance, California 90501
            Attention: Acura Dealer Development Department

            with a copy to:

            Associate General Counsel
            HONDA NORTH AMERICA, INC.
            Law Department
            700 Van Ness Avenue
            Torrance, California 90509-2206
            If to any of the Lithia Parties:

            LITHIA MOTORS, INC.
            360 East Jackson
            Medford, Oregon 97501
            Attention: Sidney B. DeBoer

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    LITHIA MOTORS, INC.
                                    BY:  /s/Sidney B. DeBoer
                                    Title

                                    LITHIA HOLDING, LLC
                                    BY:  /s/Sidney B. DeBoer
                                    Title

                                    LITHIA HPI, LLC
                                    BY:  /s/Sidney B. DeBoer
                                    Title

                                    LITHIA HS, INC.
                                    BY:  /s/Sidney B. DeBoer
                                    Title

                                    /s/Sidney B. DeBoer
                                    ------------------------------------------
                                    Sidney B. DeBoer

                                    /s/M.L. Dick Heimann
                                    ------------------------------------------
                                    M.L. Dick Heimann

                                    /s/R. Bradford Gray
                                    ------------------------------------------
                                    R. Bradford Gray

                                    AMERICAN HONDA MOTOR CO., INC.
                                    Honda Division

                                    BY:  /s/Richard Colliver
                                          Richard Colliver
                                          Senior Vice President
                                          Automobile Sales Division

                                    LITHIA MOTORS, INC.
                                    Acura Division

                                    BY:  /s/Richard B. Thomas
                                          Richard B. Thomas
                                          Executive Vice President
                                          Acura Division

                                 SCHEDULE LIST

      A.    List of Lithia

      B.    AHM Automobile Dealer Sales and Service Agreements

      C.    AHM Policy on the Public Ownership of Honda and Acura Dealerships

      D.    Lithia  Motors and Holding  Ownership  Information  --  Restricted
Shares

      E.    Lithia Motors Ownership Information -- 5% Interest Holders

      F.    Indemnification Agreement

      G.    AHM Policies

X. Lithia Motors Documentation (retained in AHM's files; not attached to copies of the Agreement)

                                      A.

                    List of Lithia Motors Honda Dealerships

                               Lithia HPI, Inc.

                               dba Lithia Honda

                               700 North Central

                          Medford, Oregon 97501-5817

                                      B.

              AHM Automobile Dealer Sales and Service Agreements

                                      C.

       AHM Policy on the Public Ownership of Honda and Acura Dealerships

                           AMERICAN HONDA MOTOR CO., INC.

                           POLICY ON THE PUBLIC OWNERSHIP

                           OF HONDA AND ACURA DEALERSHIPS

      I.    OBJECTIVES

            In this Policy on the Public Ownership of Honda and Acura Dealerships (the "Policy"), American Honda Motor Co., Inc. ("American Honda") addresses several issues raised by the recent announcement by certain entities which own automobile dealerships that they intend to offer stock for sale to the public. Proposals for the public ownership of automobile dealerships have been widely publicized in the press. American Honda has been asked by several dealers and the National Automobile Dealers Association to state its position on the public ownership of Honda and Acura dealerships. This Policy is an effort to address these inquiries by providing guidelines for the ownership of Honda and Acura dealerships that assist Dealer Owners and potential Dealer Owners in assessing whether a particular form of ownership is consistent with American Honda's standards for its dealerships.

      II.   BACKGROUND

            A.    The Personal Nature of the Dealer Owner Relationship

            There is no simple "yes" or "no" answer to the question, "Will American Honda permit transfer of a dealership to a publicly-owned corporation?" The answer depends on whether the proposed form of ownership preserves the individualized relationship between the Dealer Owner and the local community, on the one hand, and American Honda and the Dealer Owner, on the other hand.

            Despite the recent increase of mass marketing (including the advent over the last twenty years of so-called "category killers" such as the toy store giants that have replaced neighborhood toy stores and the hardware giants that have replaced local hardware stores), American Honda continues to believe that automobile sales and service are most effectively done through dedicated, local dealerships with strong ties to the community. For most automobile purchasers, the decision to buy a new car is a major financial commitment and is only made after extensive deliberation. Although competitive price is undoubtedly a major factor in the buying decision, American Honda believes strongly that the building of a relationship between the dealer and the buyer, particularly the development of trust in the qualify of the product and the service provided by Honda dealers has, over the years, been a major selling point that has distinguished Honda and Acura vehicles from the competition. When a first-time new car buyer purchases a Honda vehicle, American Honda believes that we have a great opportunity to make that customer a life-time Honda and Acura buyer -- because we provide the best products and the best service through the most dedicated and committed dealers.

            In order to ensure that Honda and Acura dealers provide the advice and service required by new car buyers, American Honda attempts to select the best people to be its dealers and requires that these people maintain personal control over dealership operations. Because individual Dealer Owners have considerable autonomy as to how they run their dealerships, American Honda's influence over the quality of its dealerships depends in large part n how wisely it selects its dealers. Although no process is perfect, American Honda believes that over the years it has done an excellent job of selecting Dealer Owners and is extremely proud of the quality of its dealerships.

            B.    The Dealer Agreement

            The Honda or Acura Automobile Dealer Sales and Service Agreement (the "Dealer Agreement") between American Honda and its dealers includes a number of provisions that ensure that the relationship between American Honda and its dealers will remain personal. Section C of the Dealer Agreement states: "Dealer covenants and agrees that this Agreement is personal to Dealer, to the Dealer Owner, and to the Dealer Manager, and American Honda has entered into this Agreement based upon their particular qualifications and attributes and their continued ownership or participation in Dealership Operations." Sections C and D of the Dealer Agreement name the specific individuals who own the dealership, their percentage of ownership, the individual who will function as the Dealer operation and the individual who will function as the Dealer Manager. Section J states: "Neither this Agreement, nor any part thereof or interest therein, may be transferred or assigned by Dealer, directly or indirectly, voluntarily or by operation of law, without the prior written consent of American Honda." In Section 8.1 of the Dealer Agreement, "Dealer agrees that American Honda has the right to select each successor and replacement dealer and to approve its owners and principal management." Dealers must inform American Honda in writing of any potential change in the ownership or management listed in Sections C and D. Prior to taking effect, such changes must be approved in writing by American Honda. American Honda's approval will not be unreasonably withheld.

            C.    The Potential Benefits of Public Investment in dealerships

            Public investment in dealerships offers potential benefits to both American Honda and its dealers. American Honda needs exclusive Honda or Acura dealerships with separate, freestanding state-of-the-art facilities at prime locations to meet its long term business objectives. American Honda dealers need to compete vigorously and such competition may include expanded and improved showrooms, upgraded computerization, the introduction of various customer amenities, etc. The ability to raise capital through public offerings of stock provides an additional means of financing improvement in dealership facilities and operations.

            D.    The  Tension  between   Personal   Relationship  and  Public
Ownership

            American Honda believes that the quality of the individuals who serve as Honda or Acura dealers and Dealer Managers is essential to the success of American Honda and the dealership. Therefore, American Honda is determined to maintain its personal relationship with its Dealer Owners and Dealer Managers and to continue to exercise the right of approval of changes in dealer ownership and management as set forth in the Dealer Agreement. To the extent that public ownership of a Honda or Acura dealership means that the dealer Manager will be appointed by a board of directors selected by owners of publicly-traded stock, such an arrangement is inconsistent with American Honda's needs and the dealer Agreement. On the other hand, public ownership of a portion of the shares of a dealership may be consistent with American Honda's objectives in cases in which a controlling interest in the dealership is maintained by a specified Dealer Owner and the dealership is managed by a specified Dealer Manager. The following guidelines are an attempt to reconcile the tension between American Honda's need for a personal relationship with each dealer and dealer proposals for public ownership of an interest in dealerships.

      III.  PUBLIC OWNERSHIP GUIDELINES

            A. Case-By-Case Determination. As in the past, American Honda will evaluate requests to transfer ownership of Honda and Acura dealerships on a case-by-case basis. Proposals to transfer ownership to entities with publicly-traded shares will be reviewed based on the standards set forth in this Policy. AMERICAN HONDA RESERVES THE RIGHT, IN ITS SOLE BUSINESS JUDGMENT, TO APPROVE OR REJECT SUCH TRANSFERS.

            B. Proposals To Be Submitted in Writing. All proposals to transfer ownership of Honda and Acura dealerships must be submitted in writing to American Honda and must include:

                  1. A list of the individuals and entities that will own privately-held shares of the dealership, including the amount of shares owned by such individual or entity and information and documentation about each such individual or entity; in the case of entities owning or controlling such privately-held shares, a list of the individuals owning such entities and information and documentation about such individuals;

                  2. With respect to ownership interests not listed in accordance with subsection 1, immediately above, a list of the individuals and entities that will own or control 5% or more of the dealership (either through ownership of publicly-held stock or any combination of privately-held stock and publicly-held stock or any other arrangement), including information and documentation about each such individual or entity;

                  3. The number and percentage (if any) of the shares of the entity that owns the dealership that will be publicly traded.

                  4. A detailed description, including flow charts, of the proposed structure of the entities that will own and/or control the dealership and the relationship of the Dealer Owner to these entities, including, with respect to entities with a significant interest in the Dealer Owner, a description of the individuals holding such interest;

                  5. The name and a brief biography of the individual who will function as Dealer Manager and a detailed description of the functions and responsibilities of the Dealer Manager;

                  6. Complete financial documents (including but not limited to the most recent and the prior year end audited financial statements of any entity proposing to obtain any interest equal to or grater than 5% of a dealership or 55 of an entity that owns a dealership), indicating, among other things, the amount of capitalization of the dealership and the verifiable sources of such capitalization;

                  7. A detailed description of the proposed use of the funds to be raised from the public investment;

                  8. The articles and bylaws of the entities that will own and/or control the dealership;

                  9. Copies of the proposed transactional documents that will be used to effectuate the transaction, including, without limitation, copies of any government filings and contracts pertaining thereto; and

                  10. Copies of any additional documents that the transferees, transferors and other parties having a substantial interest in the transaction have that American Honda would reasonably need to evaluate the proposal.

            After receipt of complete documentation for the Proposal, as outlined above, and due consideration thereof, American Honda will provide the party submitting the proposal with a preliminary assessment of the proposed transaction. NO FINAL DECISION ON THE PROPOSAL WILL BE MADE UNTIL SUBMISSION OF FINAL VERSIONS OF ITEMS 1 THROUGH 10 WITH ANY OTHER DOCUMENTATION REQUESTED BY AMERICAN HONDA AND AMERICAN HONDA AND THE NEW OWNERSHIP ENTITY AGREE ON AND ENTER INTO A DEALER AGREEMENT.

            It is not advisable to make any expenditures or commitments, or to enter into any contracts or incur any obligations on the assumption that authorization of a proposal will be granted. Any such expenditures, commitments or obligations, financial or otherwise, made or entered into by a dealer in anticipation of authorization of a proposal, and prior to: (1) receipt of final written approval by American Honda and (2) execution of the necessary documents as described above (including a new Dealer Agreement) are made entirely at the dealer's own risk and without any liability on the part of American Honda.

            C.    Guides to Preparation of an Acceptable Proposal

            In preparing the documents listed immediately above, the dealer should keep in mind the following list of standards (which is intended to provide guidance, not to be a complete list) to which American Honda will require adherence:

                  1. All dealerships must have a qualified Dealer Manager acceptable to American Honda. American Honda's right to prior written approval of any change of dealer Manager must be incorporated into the transactional documents. The Dealer Manager should be a well-respected, civicly-active member of the community. As discussed above, personal involvement by Dealer Managers in Dealership Operations is an important means of ensuring that Honda and Acura dealerships are run with a high level of attention, care and commitment. The Dealer Manager must maintain control over the day-to-day operations of the dealership and the transactional documents should set forth in detail the level of autonomy that the Dealer Manager will exercise, including, for example, the amount of money that the Dealer Manager will be empowered to transfer. Dealerships must abide by American Honda's commitment to encourage diversity of persons in dealer management positions.

                  2. The Dealer Owner's Executive Manager (that is, the person who has operational control of the entity that owns and/or controls the dealership) should e an experienced, well-respected executive with final authority to decide any dealership matters not within the authority of the Dealer Manager.

                  3. Dealerships are non-transferable without the prior written consent of American Honda. Because the shares of publicly-owned corporations are freely transferable, the percentage of public ownership must be restricted so that a controlling interest of the dealership remains in the hands of approved individuals. It follows that the controlling interest in the entity that controls the dealership cannot be transferred without the prior written consent of American Honda. In no event may the percentage of public ownership of a dealership exceed the percentage of private ownership by American Honda-approved individual and privately-held entities. To the extent that an entity not approved by American Honda attempts to acquire control and/or ownership of a dealership, the dealer Agreement with American Honda must provide for termination of the Dealer Agreement and/or American Honda's right to acquire the dealership at its fair market value.

                  4. The controlling interest in Honda or Acura dealerships must remain in the hands of a person or entity engaged predominantly in the sale and service of new automobiles. For example, American Honda will not approve transfer of dealerships or entities that control dealerships to general retailers or retailers that deal primarily in non-automotive products.

                  5. American Honda will not approve the transfer of Honda or Acura dealerships to entities that are known to have significant investments in companies that compete with American Honda or its parent, subsidiaries or Affiliates in manufacturing, marketing, or selling automotive products or services.

                  6. Public corporations having an ownership interest in the dealership and the individuals and entities that control such public corporations (but not persons whose ownership interest is limited to passive ownership of 5% or less of the shares of public corporations) must agree to obtain American Honda's approval before acquiring an interest in any other Honda or Acura dealership, American Honda reserves the right to limit the number and/or location of Honda and Acura dealerships that can be owned or controlled by any one individual or corporation. In the future, except where a specific finding is made by American Honda that such acquisition would further a business interest or American Honda, individuals and/or entities will be limited to acquiring interests in dealerships as follows:

                        a.    HONDA

                  No one shall be allowed to acquire an ownership interest, directly or through an Affiliate, in a multiple number of Honda dealerships as provided below:

                  (a) in a "Metro" market (a "Metro" market is a metropolitan market area represented by two or more Honda dealer points) with two (2) to ten (10) Honda dealership points (inclusive), no Dealer Owner may own, operate or have an interest in more than one (1) Honda dealership;

                  (b) in a Metro market with eleven (11) to twenty (20) Honda dealership points (inclusive), no Dealer Owner may own, operate or have an interest in more than two (2) Honda dealerships;

                  (c) in a Metro market with twenty-one (21) or more Honda dealership points, no Dealer Owner may own, operate or have an interest in more than three (3) Honda dealerships;

                  (d) 4% of the Honda dealerships in any one of the ten Honda Zones; and

                  (e)   seven (7) Honda dealerships nationally.

                  No one shall acquire contiguous Honda dealerships.

                        b.    ACURA

                  No one shall be allowed to acquire an ownership interest, directly or through an Affiliate, in a multiple number of Acura dealerships as provided below:

                  (a) one (1) Acura dealer in a "Metro" market (a "Metro" market is a Metropolitan market are represented by two or more acura dealer points);

                  (b) two (2) Acura dealerships in any one of the six Acura Zones; and

                  (c)   three (3) Acura dealerships nationally.

                  No one shall acquire contiguous Acura dealerships.

                  "Affiliate" of, or a person or entity "affiliated" with, a specified person or entity, means a person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the person or entity specified. For the purpose of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with" means the possession, directly or indirectly, or the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of securities, by contract or otherwise.

                  7. The dealership would continue to have the same reporting requirements as all other Honda and Acura dealerships, including
dealership-specific   financial  information  on  the  same  as  is  that  the
dealership has provided such information in the pst. In the case of corporations that, with American Honda's approval, own multiple Honda and Acura dealerships, each such dealership must be separately incorporated and financial information must be broken down by individual dealership and must meet capitalization requirements, etc., by individual dealership. The corporate by-laws of the individual corporation that actually owns a Honda or Acura dealership must restrict it from engaging in any activity other than the ownership and maintenance of a Honda or Acura dealership.

                  8. The dealership must agree to provide American Honda with all information and documents, including but not limited to SEC filings, that evidence a substantial change of ownership or control of such dealership or any entity with a controlling interest in such dealership. Individuals or entities that acquire, own or control more than 5% of any entity that owns or controls a Honda or Acura dealership must provide American Honda with copies of all filings made to the SEC, all comparable filings made to state agencies, and, at least once annually, the most recent calendar year's fully audited financial statements. Nothing in this section 8 should be construed to limit the requirement that any proposed change in the ownership or control of privately-held shares of a dealership or any entity that owns a dealership must be reported to American Honda and is subject to American Honda's prior written approval.

                  9. For allocation and other purposes, transfer of Honda or Acura Automobiles from one dealership to another dealership owned and/or controlled by the same entity will treated the same as a transfer between separately-owned dealers.

                  10. The dealership should be committed to providing separate, freestanding Dealership Operations that exclusively offer a full range of Honda Products and services or Acura Products and services and do not offer competing products or services from its Dealership Premises.

                  11.   The  controlling  individual  or entity must be liable
for the operation of the dealership and have must agree to indemnify American Honda for any claims made by shareholders of publicly-held shares against American Honda to the full extent permitted by law. American Honda must have the right (but not the obligation) to review all documentation and other representations to the public about any offering of stock in the dealership or the entity owning the dealership. Whether or not American Honda reviews them, such documentation and representations must include an affirmative statement that American Honda is completely independent of the entity offering the stock and that, although American Honda's acts or omissions may have an impact on the value of the stock, American Honda bears no responsibility for such impact and has no liability to any investor under any legal or equitable theory.

                  12. The entity that owns or controls the dealership may not commingle its trademarks with dealer trademarks other than those used exclusively in connection with the dealership. For example, a dealer could use its own "dealership" trademark in conjunction with the Honda or Acura Trademarks as in "John smith HONDA" but it could not use a trademark in conjunction with the Honda or Acura Trademarks that it also uses in conjunction with non-Honda or non-Acura goods or services. The entity must agree to maintain the Honda or Acura brand image, as that image is developed by American Honda.

                  13. The entity that owns the dealership must agree to have all dealership sales and service personnel certified by American Honda pursuant to its usual certification programs; to use and sell genuine Honda and Acura parts and accessories; and to participate in good faith in applicable Honda or Acura sales, marketing, service, parts, facility image and upgrade, training, customer satisfaction, and diversity programs.

                  14. The Dealer Agreement will also provide that breaches of the Dealer Agreement or failure to adhere to American Honda requirements by any individual dealership owned by an entity shall be treated as breaches of the Dealer Agreement between American Honda and such entity and shall constitute reasonable grounds for rejection by American Honda of acquisition by the entity of additional Honda or Acura dealerships.

                  15. American Honda will not approve any transfer of a dealership that is not in full compliance with the Dealer Agreement between American Honda and such dealership prior to such transfer.

                  16. The Dealer Agreement with the entity that owns the dealership will include provisions that incorporates the provisions of this Policy and, without limiting the foregoing, permit American Honda to terminate the Dealer Agreement for breaches of the above-listed requirements and to reacquire the dealership as set forth in subsection IIIC3 above.

      Inquires about the Policy should be made to Honda Dealer Placement Department and/or Acura Dealer development, as applicable.

      Inquiries about the transfer of a dealership should be made to Zone Sales Office.

                                      D.

     Lithia Motors and Holding Ownership Information -- Restricted Shares

                                  Schedule D

        Lithia Motors and Holding Ownership Information -- Restricted Shares

M.L. Dick Heimann             Sidney B. DeBoer              R. Bradford Gray
34.875% Beneficial            58.125% Beneficial            7% Beneficial
Interest                      Interest                      Interest

                              Sidney B. DeBoer
                              100% Voting
                              Managing Member

Lithia Holding Company, L.L.C.                      The Public
    53.585% of all shares           46.415% of all shares (if options exercised)
4,110,000 Shares of Class "B" Common           3,560,000 Class "A" Common
  10 votes per share, 92% Control                  1 votes per share
        Tax Id 93-1171867                            8% Control

                               LITHIA MOTORS, INC.


                                             Shares                        Votes
Class B Restricted Shares ......    4,110,000        53.585      41,100,000        92.029%
Class A Shares .................    2,875,000        37.484       2,875,000         6.438%
Class A Employee Stock Incentive
   Options .....................      685,000         8.931         685,000         1.534%
Total ..........................    7,670,000       100.000      44,660,000       100.000%

                                         E.

          Lithia Motors Ownership Information - 5% Interest Holders

                                     Schedule E

             Lithia Motors Ownership Information - 5% Interest Holders

      The only 5% interest holder that is known to Lithia Motors, Inc. management is Lithia Holding Company, LLC with 4,1 10,000 shares of class B common representing 53.585% of all shares of outstanding common stock (assuming all employee stock incentive options are exercised).

      The largest block of stock sold to the underwriters was 250,000 shares, which is less than 5% interest. Information as to the shareholders is given to us quarterly by the transfer agent which is unavailable at this time. They immediately report to us any holdings which are equal to or greater than 10%. If stocks are held in "Street Name" then it may be impossible to tell if someone or entity has accumulated more than 5% interest.

                                         F.

                             Indemnification Agreement

                                  SCHEDULE F

                          INDEMNIFICATION AGREEMENT

            This INDEMNIFICATION AGREEMENT, effective as of December 17, 1996, is entered into between Lithia Motors, Inc., an Oregon corporation, with its principal place of business at 360 East Jackson, Medford, Oregon 97501 ("Lithia Motors"), Lithia HPI, Inc., an Oregon corporation, with its principal place of business at 700 North Central, Medford, Oregon 97501 ("BPI"), Lithia HS, Inc., a California corporation, intending to establish a place of business at 333 North Main Street, Salinas, California 93901 ("HS"), Lithia Holding, LLC, an Oregon limited liability company, with its principal place of business at 360 East Jackson, Medford, Oregon 97501 ("Holding"), Sidney B. DeBoer, an individual residing at 234 Vista, Ashland, Oregon 97520 ("DeBoer"), M.L. Dick Heimann, an individual residing at 426 Roundelay,
Medford, Oregon 97504 ("Heimann"), and R. Bradford Gray, an individual residing at 6764 Laurel Crest Drive, Medford, Oregon 97504 ("Gray"), on the one hand (collectively, the "Indemnifying Parties"), and American Honda Motor Co., Inc. ("AHM"), a California corporation, with its principal place of business at 1919 Torrance Boulevard, Torrance, California 90501, on the other hand.

                                  WITNESSETH

      WHEREAS, Lithia Motors has been formed to own subsidiary corporations which will own and operate automobile dealerships; and

      WHEREAS, Lithia Motors intends to publicly offer and sell a portion of the shares of the Lithia Stock (as defined in the Agreement between American Honda Motor Company, Inc. and Lithia Motors, Inc. et al. [the "Agreement"]) in a public offering pursuant to the Securities Act of 1933 (the "Act");

      WHEREAS, AHM has consented to the offer and sale of such Lithia Stock to the public on the terms set forth in the Agreement between the parties on or about date herewith; and

      WHEREAS, in recognition of AHM's demand for complete protection against liability and threats of legal action and in order to obtain AHM's consent to the offer and sale of such shares, the Indemnifying Parties wish to provide in this Indemnification Agreement for the indemnification of and the advancing of expenses to AHM as set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1.    INDEMNITY OF AHM

      The Indemnifying Parties hereby agree to indemnity and hold harmless AHM and its affiliates from and against any and all losses, liabilities, judgments, amounts paid in settlement, claims, damages and expenses whatsoever (collectively a "Claim"), including, but not limited to, any and all expenses whatsoever (including reasonable attorneys' fees) incurred in investigating, preparing or defending against any litigation, commenced or threatened, to which AHM may become subject under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the securities laws of any state (the "Blue Sky Laws"), any other statute or at common law or otherwise under the laws of any foreign country, arising in connection with or resulting from the sale of the Lithia Stock. In addition, the Indemnifying Parties hereby agree to indemnity and hold harmless AHM from any


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

and all claims of the shareholders of Lithia Motors with respect to any matter. If it is ultimately determined, based upon a final decision of a court, arbitrator or other authorized panel or a settlement entered into by the parties to the dispute and consented to by AHM that AHM was liable for such Claim in whole or in part, the indemnification set forth herein shall be reduced proportionately to reflect the extent of such liability, and AHM shall reimburse the Indemnifying Party for any expenses advanced by it pursuant to Paragraph 3 of this Indemnification Agreement to the extent that such expenses were in excess of the Indemnifying Parties' proportionate liability.

      If the indemnification provided for in this Section 1 from the Indemnifying Parties is unavailable to AHM hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein as a result of a judicial determination that such indemnification may not be enforced in such case notwithstanding this Indemnification Agreement, the Indemnifying Parties, in lieu of indemnifying AHM, shall contribute to the amount paid or payable by AHM as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Parties and AHM in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Parties and AHM shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Parties or AHM, and the Indemnifying Parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      2.    NOTIFICATION AND DEFENSE OF CLAIM

            (a) If any litigation is commenced against AHM in respect of which indemnity may be sought pursuant to this Indemnification Agreement, AHM shall promptly notify Lithia Motors in writing of the commencement of any such litigation, and the Indemnifying Parties shall then assume the defense of any such litigation, including the employment and fees of counsel (reasonably satisfactory to AHM) and the payment of all such expenses.

            (b) AHM shall have the right to employ its own counsel in any such case to oversee the litigation on behalf of AHM, to consult with the attorneys engaged by the Indemnifying Parties as to the proper handling of the litigation and to take such actions in connection with the litigation as are reasonably necessary to protect AHM's interests. The Indemnifying Parties shall pay the reasonable fees and expenses of not more than one additional firm of attorneys for AHM. In the event of a conflict of interest between AHM and the Indemnifying Parties such that it would be inappropriate for Indemnifying Parties' counsel to represent AHM in any litigation, the limitation in the immediately preceding sentence shall not apply and the Indemnifying Parties shall pay the reasonable fees and expenses of as many firms of attorneys as AHM reasonably requires to defend its interests.

            (c) Each of the Indemnifying Parties agrees to notify AHM promptly of the commencement of any litigation against any of the parties to the Agreement in connection with the issue and sale of the Lithia Stock. The Indemnifying Parties and AHM agree to cooperate with each other in the defense of any such litigation in which AHM is named as a party.



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

            (d) The Indemnifying Parties shall not be obligated to indemnity or reimburse AHM under this Indemnification Agreement for any amounts paid in settlement of any litigation effected without Lithia Motors's prior written consent. The Indemnifying Parties shall not, in the defense of any such litigation, except with AHM's prior written consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to AHM of a release from all liability in respect to such litigation. Neither Lithia Motors nor AHM shall unreasonably withhold its consent to any proposed settlement.

3.    PAYMENT OF EXPENSES

      The Indemnifying Parties agree that it will pay any and all expenses incurred by AHM in defending any civil or criminal action, suit or proceeding against AHM in advance of the time such expenses are due. With respect to legal fees and disbursements of AHM's attorneys, the Indemnifying Parties will pay such attorneys an advance retainer of up to $20,000 and will pay additional fees and expenses of such attorneys in increments of not more am $20,000 periodically in advance of the dates that such fees and expenses are incurred.

4.    ENFORCEMENT

            (a)   The Indemnifying  Parties  expressly  confirm and agree that they have entered into this Indemnification Agreement and assume the obligations imposed by it in order to induce AHM to consent to the offer and sale of Lithia Stock and acknowledge that AHM is relying upon this Indemnification Agreement to grant such consent.

            (b) In the event AHM is required to bring any action to enforce rights or to collect monies due under this Indemnification Agreement and is successful in such action, the Indemnifying Parties shall reimburse AHM for all of AHM's reasonable fees and expenses in bringing and pursuing such action.

5.    MISCELLANEOUS

            (a) This Indemnification Agreement shall be interpreted and construed in accordance with the laws of the State of California, without giving effect to the conflict of law rules.

            (b) This Indemnification Agreement shall be binding upon and inure to the benefit of the Indemnifying Parties and AHM and their respective legal representatives, successors and assigns.

            (c)   No   amendment,   modification   or   termination   of  this
Indemnification.Agreement shall be effective unless in writing and signed by both parties hereto.

            (d) If any provision of this Indemnification Agreement should be held invalid or unenforceable for any reason whatsoever, or conflicts with any applicable law, this Indemnification Agreement will be considered divisible as to such provision(s), and such provision(s) will be deemed amended to comply with such law, or if it (they) cannot be so amended without materially affecting the tenor of this Indemnification Agreement, then it
(they) will be deemed deleted from this Indemnification Agreement in such jurisdiction, and in either case, the remainder of this Indemnification Agreement will be valid and binding.



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

      IN  WITNESS   WHEREOF,   the   parties   hereto   have   executed   this
Indemnification Agreement on the date first above written.

                              LITHIA MOTORS, INC.

                              BY:  /s/Sidney B. DeBoer
                                   -------------------------------------------
                              Title:

                              LITHIA HOLDING, LLC

                              BY:  /s/Sidney B. DeBoer
                                   -------------------------------------------
                              Title:

                              LITHIA HPI, LLC

                              BY:  /s/Sidney B. DeBoer
                                   -------------------------------------------
                              Title:

                              LITHIA HS, INC.

                              BY:  /s/Sidney B. DeBoer
                                   -------------------------------------------
                              Title:

                              ------------------------------------------------
                              /s/Sidney B. DeBoer
                              Sidney B. DeBoer

                              ------------------------------------------------
                              /s/M.L. Dick Heimann
                              M.L. Dick Heimann

                              ------------------------------------------------
                              /s/R. Bradford Gray
                              R. Bradford Gray

                              AMERICAN HONDA MOTOR CO., INC.
                              Honda Division

                              BY:  /s/Richard Colliver
                                   -------------------------------------------
                                    Richard Colliver
                                    Senior Vice President
                                    Automobile Sales Division

                              AMERICAN HONDA MOTOR CO., INC.
                              Acura Division

                              BY:  /s/Richard B. Thomas
                                   -------------------------------------------
                                    Richard B. Thomas
                                    Executive Vice President
                                    Acura Division



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                                      G.

                                 AHM Policies


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